Exhibit 4.1

Execution Version

Valmont Industries, Inc.
as the Company

The Subsidiary Guarantors Named Herein
as the Subsidiary Guarantors

and

Wells Fargo Bank, National Association
as the Trustee

Senior Indenture

Dated as of April 12, 2010

TABLE OF CONTENTS

PAGE

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

i

SENIOR INDENTURE, dated as of April 12, 2010, between Valmont Industries, Inc., a Delaware corporation, as the Company, the Subsidiary Guarantors from time to time party hereto, and Wells Fargo Bank, National Association, a national banking association, as the Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issue from time to time of its senior debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof and of the coupons, if any, appertaining thereto as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Depositary Custodian, Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such payment, tender, redemption, transfer or transaction and as in effect from time to time.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and in the case of London, will, if practicable, be the Financial Times (London Edition) and published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York or London, as applicable.  If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Board Resolution” means one or more resolutions of the board of directors of the Company or any authorized committee thereof, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the Trustee or banking institutions are authorized or required by law or regulation to close in New York, New York or Chicago, Illinois with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits in London, or with respect to Securities denominated in a specified currency other than United States dollars, in the principal financial center of the country of the specified currency.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at Wells Fargo Bank, National Association, 230 W. Monroe Street, Chicago, Illinois 60606, Attn: Corporate Trust Services, except that, with respect to presentation of the Securities for payment or registration of transfers or exchanges and the location of the Security Register and Registrar, such term means the office or agency of the

Trustee in Minneapolis, Minnesota, which at the date of original execution of this Indenture is located at 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, or such other address as the Trustee may designate from time to time by notice to Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Debt” means any indebtedness for money borrowed, incurred, issued, assumed or guaranteed by the Company and its Subsidiaries evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Depositary Custodian” means the Trustee, as custodian of each Registered Global Security for the Depository.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the U.S. as in effect as of the date hereof applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company’s audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Holder” or “Securityholder” means the registered holder of any Security with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.

“Officer” means, with respect to the Company, the chairman of the board of directors, the president or chief executive officer, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the president or chief executive officer, an executive vice president, a senior vice president or a vice president, and (ii) by the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, and delivered to the Trustee.  Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 11.04, if applicable.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel satisfactory to the Trustee, and delivered to the Trustee.  Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 11.04, if and to the extent required thereby.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the Principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal” of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Registered Security” means any Security registered on the Security Register (as defined in Section 2.05).

“Responsible Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any coupon appertaining thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor and each other Subsidiary of the Company that hereafter guarantees the Securities and this Indenture.

“Subsidiary Guaranty” means a guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.

“Unregistered Security” means any Security other than a Registered Security.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02.  Other Definitions.  Each of the following terms is defined in the section set forth opposite such term:

Term	Section

Authenticating Agent	2.02
Cash Transaction	7.03
Dollars	4.02
Event of Default	6.01
Guaranteed Obligations	10.02
Judgment Currency	11.15(a)
Mandatory sinking fund payment	3.05
Optional sinking fund payment	3.05
Paying Agent	2.05
Record date	2.04
Registrar	2.05
Required Currency	11.15(a)
Security Register	2.05
Self-liquidating paper	7.03
Sinking fund payment date	3.05
Tranche	2.14

Section 1.03.  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities and the Subsidiary Guaranties;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.  Rules of Construction.  Unless the context otherwise requires:

(a)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)           words in the singular include the plural, and words in the plural include the singular;

(c)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e)           use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2
THE SECURITIES

Section 2.01.  Form and Dating.  The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.  Unless otherwise so established, Unregistered Securities shall have coupons attached.

Section 2.02.  Execution And Authentication.  One Officer shall execute the Securities and one Officer shall execute the coupons appertaining thereto for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Security or coupon appertaining thereto no longer holds that office at the time the Security is authenticated, the Security and such coupon shall nevertheless be valid.

The Trustee, at the expense of the Company, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities.  The Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Security and the coupons appertaining thereto shall not be valid until the Trustee or Authenticating Agent signs, manually or by facsimile, the certificate of authentication on the Security or on the Security to which such coupon appertains by an authorized officer.  The signature shall be conclusive evidence that the Security or the Security to which the coupon appertains has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company.  In authenticating any Securities of a series, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series, and (subject to Article 7) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)           any Board Resolution and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;

(b)           an Officers’ Certificate setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(c)           an Opinion of Counsel substantially to the effect that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and that this Indenture, such Securities and the Subsidiary Guaranties would be valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and covering such other matters as shall be specified therein and as shall be reasonably requested by the Trustee.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Sections 2.01 and 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 2.01 or the written order, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Section 2.02 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued in connection with any such Periodic Offering.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02, as applicable, in connection with the first authentication of Securities of such series.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate Principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii)

shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall (unless provided otherwise in the form of such Security) bear a legend substantially to the following effect:  “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Section 2.03.  Amount Unlimited; Issuable in Series.  The aggregate Principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Company.  There shall be established in or pursuant to Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03,

(a)        the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b)        any limit upon the aggregate Principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate Principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

(c)        the date or dates on which the Principal of the Securities of the series is payable (which date or dates may be fixed or extendible);

(d)        the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(e)        if other than as provided in Section 4.02, the place or places where the Principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notice to Holders may be published;

(f)         the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)        the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)        if other than denominations of $2,000 or higher multiples of $1,000, the denominations in which Securities of the series shall be issuable;

(i)         if other than the Principal amount thereof, the portion of the Principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j)         if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the Principal of or interest on the Securities of the series shall be payable or if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(k)        if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

(l)         whether the Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without coupons) (and if so, whether such Securities will be issued in temporary or permanent global form), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(m)       whether the Securities of the series may be exchangeable for and/or convertible into the common stock of the Company or any other security;

(n)        whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a

U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(o)        if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(p)        the appointment or designation of any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series;

(q)        provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;

(r)         if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities or Unregistered Securities in global form, the identity of the Depositary or common Depositary for such Registered Global Security or Securities or Unregistered Securities in global form;

(s)        any other Events of Default or covenants with respect to the Securities of the series;

(t)         any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture); and

(u)        if the Securities of the series are issuable without the benefit of the Subsidiary Guaranties.

All Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 2.04.  Denomination and Date of Securities; Payments of Interest.  The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in denominations of $2,000 or higher multiples of $1,000.  The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

Unless otherwise specified with respect to a series of Securities, each Security shall be dated the date of its authentication.  The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply.  The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05.  Registrar and Paying Agent; Agents Generally.  The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), which shall be in the United States of America.  The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the “Security Register”).  The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent.  If the

Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.  The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.  The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an Affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 8.

The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent.  If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

Section 2.06.  Paying Agent to Hold Money in Trust.  Not later than 10:00 a.m. New York City time on each due date or, in the case of Unregistered Securities, 10:00 a.m. New York City time on the Business Day prior to the due date, of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Securities and shall promptly notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.  If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07.  Transfer and Exchange.  Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate Principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided.  If the Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate Principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.  At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate Principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.  Registered Securities of any series may not be exchanged for Unregistered Securities of such series.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate Principal amount.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities.  No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.07, unless and until a Registered Global Security is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities.  If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver Registered Securities of such series and tenor, in any authorized denominations, in an aggregate Principal amount equal to the Principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that any Registered Global Securities of any series shall no longer be maintained in global form.  In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver, Registered Securities of such series and tenor in any authorized denominations, in an aggregate Principal amount equal to the Principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 2.02 and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(a)           to the Person specified by such Depositary new Registered Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate Principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(b)           to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the Principal amount of the surrendered Registered Global Security and the aggregate Principal amount of Registered Securities authenticated and delivered pursuant to clause (a) above.

Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee.  The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the forms or terms of any Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.  The Trustee and any such agent shall be entitled to rely on an Officers’ Certificate or an Opinion of Counsel in determining such result.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period of 15 days before a selection of such Securities to be redeemed or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part.

Section 2.08.  Replacement Securities.  If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for such mutilated Security or in exchange for the Security to which a mutilated coupon appertains, a new Security of the same series and of like tenor and Principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such mutilated Security or to the Security to which such mutilated coupon appertains.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and Principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of them of the destruction, loss or theft of such Security and the ownership thereof; provided, however, that the Principal of and any interest on Unregistered Securities shall, except as otherwise provided in Section 4.02, be payable only at an office or agency located outside the United States of America.

Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 2.09.  Outstanding Securities.  Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those described in this Section as not outstanding and those that have been defeased pursuant to Section 8.05.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite Principal amount of the outstanding Securities have given any request, demand,  authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded.  Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

Section 2.10.  Temporary Securities.  Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series.  Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities.  If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay.  After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal amount of definitive Securities of such series and tenor and authorized denominations.  Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.11.  Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold.  The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment.  The Trustee shall cancel and dispose of in accordance with its customary procedures all Securities surrendered for transfer, exchange, payment or cancellation and upon request shall deliver a certificate of disposition to the Company.  The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12.  CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices (including notices of redemption or exchange) as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice (including any notice of redemption or exchange).

Section 2.13.  Defaulted Interest.  If the Company defaults in a payment of interest on the Registered Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before such special record date, the Company shall mail to each Holder of such

Registered Securities and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14.  Series May Include Tranches.  A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.  Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth, sixth and seventh paragraphs thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.05, 4.02, 6.01 through 6.14, 8.01 through 8.07, 9.02 and Section 11.07, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03.  In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

ARTICLE 3
REDEMPTION

Section 3.01.  Applicability of Article.  The provisions of this Article shall be applicable to the Securities of any series that are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 3.02.  Notice of Redemption; Partial Redemptions.  Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the registry books.  Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed as a whole or in part who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the

Trustee shall make such information available to the Company for such purpose).  Notice of redemption to all other Holders of Unregistered Securities of any series to be redeemed as a whole or in part shall be published in an Authorized Newspaper in The City of New York or with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits in an Authorized Newspaper in London, in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption.  Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the Principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP or CINS numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price, or if not then ascertainable, the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with coupons attached thereto, of all coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.  In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the Principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in Principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before 10:00 a.m. New York City time on the redemption date or, in the case of Unregistered Securities, on or before 10:00 a.m. New York City time on the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.  If all of the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating that all such Securities are to be redeemed.  If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating the aggregate Principal amount of such Securities to be redeemed.  In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section,  an Officers’ Certificate evidencing compliance with such restriction or condition.

If less than all the Securities of a series are to be redeemed, and the Securities are Registered Global Securities then redemption shall be made in accordance with Applicable Procedures, otherwise the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part.  Securities may be redeemed in part in Principal amounts equal to authorized denominations for Securities of such series.  The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the Principal amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Principal amount of such Security which has been or is to be redeemed.

If the Company elects to redeem the Securities of any series at its option, at least 45 days prior to the date fixed for redemption (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the date fixed for redemption, except that any such notice to the Trustee may be given to the Trustee more than 60 days prior to a date fixed for redemption if the notice is issued in connection with a defeasance or a satisfaction or discharge of this Indenture pursuant to Article 8, the Company shall notify the Trustee in writing of the date fixed for redemption, the principal amount of Securities of such series to be redeemed and the redemption price thereof, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with any applicable covenants or conditions to such redemption.  Notice given to the Trustee pursuant to this Section 3.02 may not be revoked after the time such notice is given to Holders. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Securities, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the date fixed for redemption.

Section 3.03.  Payment Of Securities Called For Redemption.  If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured coupons, if any, appertaining thereto shall be void and, except as provided in Sections 7.12 and 8.02, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption.  On presentation and surrender of such Securities at a place of payment specified in said notice, together with all coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with coupons attached thereto, to the Holders of the coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

If any Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Security of any series redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor (with any unmatured coupons attached), of authorized denominations, in Principal amount equal to the unredeemed portion of the Security so presented (or in accordance with Applicable Procedures, if the Securities are Registered Global Securities).

Section 3.04.  Exclusion of Certain Securities from Eligibility for Selection for Redemption.  Unless otherwise provided with respect to any series of

Securities, Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.05.  Mandatory and Optional Sinking Funds.  The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”.  The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company at the option of the Company pursuant to the terms of such Securities or through any optional sinking fund payment.  Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company will deliver to the Trustee an Officers’ Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified Securities of such series and the basis for such credit, (b) stating that none of the specified Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date.  Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section

2.11 to the Trustee with such Officers’ Certificate (or reasonably promptly thereafter if acceptable to the Trustee).  Such Officers’ Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or delivery of Securities therein referred to, if any, on or before the next succeeding sinking fund payment date.  Failure of the Company, on or before any such sixtieth day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption.  If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available.  The Trustee shall select, in the manner provided in Section 3.02, for redemption on such sinking fund payment date a sufficient Principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected.  Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officers’ Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.  The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Securities of such series in part at the option of the Company.  The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section.  Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and interest on, the Securities of such series at maturity.

On or before 10:00 a.m. New York City time on each sinking fund payment date or, in the case of Unregistered Securities, 10:00 a.m. New York City time on the Business Day prior to the sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption.  Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article 6 and held for the payment of all such Securities.  In case such Event of Default shall have been waived as provided in Section 6.04 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Securities.  The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.  The interest on Securities with coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.  The interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be paid, as to the installments of interest evidenced by coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Unregistered Securities for notation thereon of the payment of such interest.  The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof (subject to Section 2.04) and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree, payments of interest on, and any portion of the Principal of, such Holder’s Registered Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be promptly made by the Paying Agent, upon receipt from the Company of immediately available funds, directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same Principal amount as the unredeemed Principal amount of the Securities surrendered (or in accordance with Applicable Procedures if the Securities are Registered Global Securities).  The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date.  The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

The Company will be responsible for making calculations called for under the Securities, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Securities.  The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.  The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

The Company shall promptly calculate after each calendar year end to determine whether there is a reportable original issue discount amount on any outstanding Original Issue Discount Securities.  If so, then the Company shall file with the Trustee not later than January 15 following the end of such calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Original Issue Discount Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, in order to enable the

Trustee to prepare any required reports with respect to such original issue discount, including but not limited to Form 1099-OID.

Section 4.02.  Maintenance of Office or Agency.  The Company will maintain in the United States of America, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office or agency of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Company will maintain one or more agencies in a city or cities located outside the United States of America (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of any series are listed) where the Unregistered Securities, if any, of each series and coupons, if any, appertaining thereto may be presented for payment.  No payment on any Unregistered Security or coupon will be made upon presentation of such Unregistered Security or coupon at an agency of the Company within the United States of America nor will any payment be made by transfer to an account in, or by mail to an address in, the United States of America unless, pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Company.  Notwithstanding the foregoing, if full payment in United States Dollars (“Dollars”) at each agency maintained by the Company outside the United States of America for payment on such Unregistered Securities or coupons appertaining thereto is illegal or effectively precluded by exchange controls or other similar restrictions, payments in Dollars of Unregistered Securities of any series and coupons appertaining thereto which are payable in Dollars may be made at an agency of the Company maintained in the United States of America.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.  Securityholders’ Lists.  The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Trust

Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act, including the aggregate principal amount of Securities held by each Holder (a) semi-annually not more than 5 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within 15 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 4.04.  Certificate to Trustee.  The Company will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 11.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.05.  Reports by the Company.  The Company covenants to file with the Trustee and the Holders, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.  The Company shall be deemed to have furnished the reports referred to in this Section 4.05 to the Trustee and to Holders if it has filed such reports with the Commission via the “EDGAR” filing system (or any successor filing system) and such reports are publicly available.  Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of any such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or statements delivered to the Trustee pursuant to Section 4.04).

Section 4.06.  Additional Amounts.  If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities and at least 10 days prior to each date of payment of Principal of or interest on the Securities of that series if there has been a change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish to the Trustee and the principal paying agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such paying agent whether such payment of Principal of or interest on the Securities of that series shall be made to Holders of the Securities of that series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each Holder, and the Company shall pay to the Trustee or such paying agent the additional amounts required to be paid by this Section. The Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

Whenever in this Indenture there is mentioned, in any context, the payment of the Principal of or interest or any other amounts on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

ARTICLE 5
SUCCESSOR CORPORATION

Section 5.01.  When Company May Merge, Etc.  The Company shall not consolidate or combine with, merge with or into, directly or indirectly, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to any Person or Persons in a single transaction or through a series of transactions unless:

(a)           the Company shall be the continuing Person or, if the Company is not the continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is a corporation organized and existing under the laws of the United States of America or any State or territory thereof;

(b)           the Surviving Entity shall expressly assume all of the Company’s obligations under the Securities and this Indenture, and shall, if required by law to effectuate the assumption, execute supplemental indentures which shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee;

(c)           immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default has occurred and is continuing; and

(d)           the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that (x) the transaction or series of transactions and such supplemental indenture, if any, complies with this Section 5.01, (y) such supplemental indenture (if any) constitutes the legal, valid and binding obligation of the Company and such Surviving Entity enforceable against such Surviving Entity in accordance with its terms, subject to customary exceptions and (z) all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

The Company shall not permit any Subsidiary Guarantor to consolidate or combine with, merge with or into, directly or indirectly, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to any Person or Persons (other than the Company or another Subsidiary Guarantor or as permitted in Section 10.07) in a single transaction or through a series of transactions unless:

(a)           except in the case of a Subsidiary Guarantor (1) that has been disposed of in its entirety to another Person or Persons (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of capital stock or assets or (2) that, as a result of the disposition of all or a potion of its capital stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the resulting, surviving or transferee Person (if not such Subsidiary) is a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America or any State or territory thereof, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(b)           immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default has occurred and is continuing; and

(c)           the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

Section 5.02.  Successor Substituted.  Upon any consolidation, combination or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or Subsidiary Guarantor in accordance with Section 5.01 of this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Subsidiary Guarantor under this Indenture with the same effect as if such Surviving Entity had been named as the Company or Subsidiary Guarantor herein and thereafter the predecessor Person, except in the case of (x) a lease or (y) any sale, assignment, conveyance, transfer, lease or other disposition to one or more Subsidiaries of the Company, shall be discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.  Events of Default.  An “Event of Default” shall occur with respect to the Securities of any series if:

(a)        the Company defaults in the payment of the Principal of any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(b)        the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c)        the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Subsidiary Guarantor in this Indenture with respect to any Security of such series or in the Securities of such series (other than a covenant or agreement in respect of which non compliance by the Company or such Subsidiary Guarantor would otherwise be an Event of Default) and such default or breach continues for a period of 90 consecutive days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate Principal amount of the Securities of all series affected thereby specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)        a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Subsidiary Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Subsidiary Guarantor or for any substantial part of their property or ordering the winding up or liquidation of their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e)        the Company or any Subsidiary Guarantor (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or such Subsidiary Guarantor or for all or substantially all of the property and assets of the Company or such Subsidiary Guarantor or (iii) effects any general assignment for the benefit of creditors;

(f)         the Company or any Subsidiary defaults on any indebtedness for money borrowed in excess of $50,000,000 principal amount that results in the acceleration of such indebtedness prior to its maturity;

(g)        any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs; or

(h)        any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty or this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

Section 6.02.  Acceleration.  (a) If an Event of Default (other than as described in clauses (d) or (e) of Section 6.01 with respect to the Company) with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the Principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate Principal amount of the Securities of such series then outstanding hereunder by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire Principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(b)        If an Event of Default described in clause (d) or (e) of Section 6.01 with respect to the Company occurs and is continuing, then the Principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as may be specified in the terms thereof established pursuant to Section 2.03) of all the Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any declaration, notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

If the entire Principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of the Securities of such series, and the interest accrued thereon, if any, is declared to be due and payable immediately due to an Event of Default described in clause (f) of Section 6.01, such declaration shall be automatically rescinded and annulled if the default on such Debt that caused such declaration pursuant to clause (f) of Section 6.01 is cured, waived or otherwise remedied as provided in such Debt within 30 days after such declaration of acceleration and if (1) the rescission or annulment of such declaration shall not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default with respect to the Securities of such series, except nonpayment of Principal thereof, premium thereto, and interest thereon, that occurred or are occurring due solely because of such declaration, have been cured or waived.

The foregoing provisions, however, are subject to the condition that if, at any time after the Principal (or, if the Securities are Original Issue Discount Securities, such portion of the Principal as may be specified in the terms thereof established pursuant to Section 2.03) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared or become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the Principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such Principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07, and if any and all Events of Default under the Indenture, other than the non-payment of the Principal of and interest on Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate Principal amount of all the then outstanding Securities of all such series that have been accelerated (voting as a single class), by written notice to the Company and to the Trustee, may waive all defaults with respect to all such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the Principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the Principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the Principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the Principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03.  Other Remedies.  If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 6.04.  Waiver of Past Defaults.  Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in Principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable under Section 6.02) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of, premium, if any, or interest on any Security as specified in clauses (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.  Control by Majority.  Subject to Sections 7.01 and 7.02(e), the Holders of at least a majority in aggregate Principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable under Section 6.02) of the outstanding Securities of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders); and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.05.

Section 6.06.  Limitation on Suits.  No Holder of any Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)       such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(b)      the Holders of at least 25% in aggregate Principal amount of outstanding Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)       such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)      the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)       during such 60-day period, the Holders of a majority in aggregate Principal amount of the outstanding Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.  The Trustee shall mail to all Holders any notice it receives from Holders under this Section.

Section 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal of or interest, if any, on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default with respect to the Securities of any series in payment of Principal or interest specified in clause (a) or (b) of Section 6.01  occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that may be distributable in respect of the Company’s obligations under this Indenture (or the obligations of any other obligor on the Securities), or that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.  The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.10.  Application of Proceeds.  After an Event of Default, any money or other property distributable in respect of the Company’s or Subsidiary Guarantors’ obligations under this Indenture, or any moneys or property held or collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities and coupons appertaining to such Securities in respect of which moneys have been collected and noting thereon the payment, or issuing Securities of such series and tenor in reduced Principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due or reasonably anticipated to become due the Trustee under Section 7.07 applicable to the Securities of such series in respect of which moneys or property are held or have been collected;

SECOND:  In case the Principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD:  In case the Principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH:  To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 6.11.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07, a suit instituted by the Trustee or a suit by Holders of more than 10% in Principal amount of the outstanding Securities of such series.

Section 6.13.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14.  Delay or Omission not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01.  General.  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

Section 7.02.  Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(a)       the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers’ Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(b)     before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 11.04 and shall cover such other matters as the Trustee may reasonably request.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.  Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(c)       the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

(d)      any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(e)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any costs, expenses or liabilities that might be incurred by it in compliance with such request or direction;

(f)       the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(g)      the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(h)      prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers’ Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding;

(i)        the Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of such series and this Indenture; and

(j)        the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.

Section 7.03.  Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a)        “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)        “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest with respect to any other indenture of the Company or any Subsidiary Guarantor or Securities of any series by virtue of being a trustee under this Indenture with respect to any particular series of Securities.

Section 7.04.  Trustee’s Disclaimer.  The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same.  Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this Indenture or the Securities or the Subsidiary Guaranties and (b) shall be accountable for the Company’s use or application of the proceeds from the Securities.

Section 7.05.  Notice of Default.  If any Default with respect to the Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer with the Corporate Trust Department of the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default within 90 days after it occurs (a) if any Unregistered Securities of such series are then outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London and (b) to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.06.  Reports by Trustee to Holders.    The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.  The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services.  The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust.  The Company shall reimburse the Trustee and any predecessor Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or such predecessor Trustee.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such predecessor Trustee’s agents, counsel and other persons not regularly in their employ.

The Company shall indemnify the Trustee and any predecessor Trustee for, and hold them harmless against, any loss or liability or expense incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending themselves against or investigating any claim or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Securities.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Securities.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law.  Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim.  Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default under Section 6.01(d)

or Section 6.01(e) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 7.08.  Replacement of Trustee.  A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company in writing.  The Holders of a majority in Principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company.  The Company may remove the Trustee as Trustee with respect to the Securities of any series if: (i) the Trustee is no longer eligible under Section 7.11 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto.  Within one year after the successor Trustee takes office, the Holders of a majority in Principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company.  If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by Section 7.09 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

The Company or the successor Trustee shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.08 and Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.  Acceptance of Appointment by Successor.  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to the lien provided for in Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and qualified under Section 310(b) of the Trust Indenture Act.

Section 7.10.  Successor Trustee By Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.11.  Eligibility.  This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a).  The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.12.  Money Held in Trust.  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

ARTICLE 8

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 8.01.  Satisfaction and Discharge of Indenture.  If at any time (a)(i) all Securities of any series issued that have been authenticated and delivered have been delivered by the Company to the Trustee for cancellation (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08); or (ii) all the Securities of any series issued that have not been delivered by the Company to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Company’s name and at the Company’s expense, the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.04) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure (without consideration of the reinvestment of such interest) the availability of cash, or a combination thereof, sufficient in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in

Section 2.08) not theretofore delivered to the Trustee for cancellation, including Principal and interest due or to become due on or prior to such date of maturity or redemption as the case may be; (b) the Company has paid or caused to be paid all other sums then due and payable under this Indenture with respect to all Securities of such series; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to all Securities of such series pursuant to this Section 8.01 have been complied with, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange of securities of such series, and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of Principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided that the rights of Holders of the Securities to receive amounts in respect of Principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed.  The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

Section 8.02.  Application by Trustee of Funds Deposited for Payment of Securities.  Subject to Section 8.04, all moneys (including U.S. Government Obligations and the proceeds thereof) deposited with the Trustee pursuant to Section 8.01, Section 8.05 or Section 8.06 shall be held in trust and applied by it to the payment, either directly or through any paying agent to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 8.03.  Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 8.04.  Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.  Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

Section 8.05.  Defeasance and Discharge of Indenture.  The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Securities of any series, after the deposit referred to in clause (i) hereof has been made, and the provisions of this Indenture shall no longer be in effect with respect to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to: (a) rights of Holders of the Securities of such series to receive payments of Principal thereof, premium thereto, and interest thereon, upon the original stated due dates therefor, (b) the Company’s obligations with respect to the issuance of temporary Securities and the registration of transfer with respect to the Securities of such series, the Company’s right of optional redemption, substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series and the maintenance an office or agency for payment for security payments held in trust pursuant to clause (i) hereof, (c) the rights, obligations and immunities of the Trustee hereunder, and (d) the defeasance provisions contained in Article 8 of this Indenture; provided that the following conditions shall have been satisfied:

(i)                                     with reference to this Section 8.05 the Company irrevocably has deposited or caused to be deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Securities of such series, (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (i), or (C) a combination thereof, in each case sufficient, in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof, and which shall be applied by the Trustee to pay and discharge (x) all of the Principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the maturity or due dates thereof or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, the redemption date, as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of Securities of such series and the Indenture with respect to the Securities of such series;

(ii)                                  the Company has delivered to the Trustee an Opinion of Counsel to the effect that, the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) stating that, under then applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, Holders of Securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.05 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(iii)                               no Default under either clause (d) or clause (e) of Section 6.01 (other than with respect to any Subsidiary Guarantor) shall have occurred and be continuing at such time;

(iv)                              if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(v)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge under this Section 8.05 have been complied with; and

(vi)                              if the Securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Section 8.06.  Defeasance of Certain Obligations.  The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant established pursuant to Section 2.03(s) and clause (c) and clause (f) (with respect to any covenants established pursuant to Section 2.03(s)) of Section 6.01 shall be deemed not to constitute a Default or an Event of Default with respect to Securities of any series, if:

(a)                        with reference to this Section 8.06, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Securities of such series, (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (a), or (iii) a combination thereof, in each case sufficient, in the written opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof, and which shall be applied by the Trustee to pay and discharge (x) all of the Principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the maturity or due dates thereof or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, the redemption date, as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Securities of such series and the Indenture with respect to the Securities of such series;

(b)                       the Company has delivered to the Trustee an Opinion of Counsel stating that under the applicable U.S. federal income tax law, Holders of Securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.06 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)                        no Default under either clause (d) or clause (e) of Section 6.01 (other than with respect to any Subsidiary Guarantor) shall have occurred and be continuing at such time;

(d)                       if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(e)                        the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under this Section have been complied with; and

(f)                          if the Securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Section 8.07.  Reinstatement.  If the Trustee or paying agent is unable to apply any monies or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or paying agent is permitted to apply all such monies or U.S. Government Obligations in accordance with Article 8; provided, however, that if the Company has made any payment of Principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or U.S. Government Obligations held by the Trustee or paying agent.

Section 8.08.  Indemnity. The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.08 and Section 8.02, the “Trustee”) against any tax, fee or other charge, imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01, 8.05 or 8.06 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities and any coupons appertaining thereto.

Section 8.09.  Excess Funds. Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company, any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 8.01, 8.05 or 8.06 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a discharge or defeasance, as applicable, in accordance with this Article 8.

Section 8.10.  Qualifying Trustee. Any trustee appointed pursuant to Section 8.05 or 8.06 for the purpose of holding money or U.S. Government Obligations deposited pursuant to such Sections shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance have been complied with.  In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders.  The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or the consent of any Holder:

(a)                                  to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

(b)                                 to comply with Article 5;

(c)                                  to maintain the qualification of this Indenture under the Trust Indenture Act;

(d)                                 to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.09;

(e)                                  to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by Section 2.03;

(f)                                    to add any additional Event of Default;

(g)                                 to add any covenant or agreement for the benefit of any Holder or to surrender any right or power conferred upon the Company;

(h)                                 to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose;

(i)                                     to make any change that does not materially and adversely affect the rights of any Holder; and

(j)                                     to add guaranties with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities.

Section 9.02.  With Consent of Holders.  Subject to Sections 6.04 and 6.07, without prior notice to any Holders, the Company, the Subsidiary Guarantors and

the Trustee may amend this Indenture and the Securities of any series with the written consent of the Holders of a majority in Principal amount of the outstanding Securities of each series affected by such amendment, and the Holders of a majority in Principal amount of the outstanding Securities of each series affected thereby by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

(a)                        change the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security,

(b)                       reduce the Principal amount thereof, premium thereon or the rate of interest thereon (including any amount in respect of original issue discount) or extend the time of payment of interest thereon;

(c)                        change the place of payment or the coin or currency in which payment of the Principal of, premium on, or interest on the Securities of any series shall be payable;

(d)                       impair the right of any Holder of any Security of any series to bring suit for the enforcement of payment of Principal of or interest, if any, on such Holder’s Security on or after the respective due dates expressed on such Security or institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series;

(e)                        reduce the above stated percentage of outstanding Securities the consent of whose holders is necessary to modify or amend the Indenture with respect to the Securities of the relevant series;

(f)                          reduce the percentage in Principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture; and

(g)                       make any change in, or release other than in accordance with any Subsidiary Guaranty or this Indenture, any Subsidiary Guaranty that would adversely affect the Holders.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.

It shall not be necessary for the consent of any Holder under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.  Revocation and Effect of Consent.  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security.  Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in any of clauses (a) through (g) of Section 9.02.  In case of an amendment or waiver of the type described in clauses (a) through (g) of Section 9.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 9.04.  Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

Section 9.05.  Trustee to Sign Amendments, Etc.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, subject to customary exceptions.  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.06.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10

SUBSIDIARY GUARANTIES

Section 10.01.  Applicability of Article.  Unless the Company elects to issue any series of Securities without the benefit of the Subsidiary Guaranties, which election shall be evidenced in or pursuant to the Board Resolution or supplemental indenture establishing such series of Securities pursuant to Section 2.03, the provisions of this Article 10 shall be applicable to each series of Securities except as otherwise specified in or pursuant to the Board Resolution or supplemental indenture establishing such series pursuant to Section 2.03.

Section 10.02.  Subsidiary Guaranties.  Subject to Section 10.01, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.07, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Article 8 and Sections 10.03 and 10.07, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed

Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all monetary obligations of the Company under this Indenture and the Securities.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all amounts due to the Trustee pursuant to Section 7.07 and any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 10.03.  Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 10.04.  Successors and Assigns.  This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the

Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05.  No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06.  Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.07.  Release of Subsidiary Guarantor.  A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.08).

(a)        upon the sale (including any sale pursuant to any exercise of remedies by a holder of indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor,

(b)        upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

(c)        upon defeasance of the Securities pursuant to Article 8,

(d)        upon the discharge of the Company’s obligations in accordance with this Indenture; or

(e)        upon delivery of an Officers’ Certificate to the Trustee that such Subsidiary Guarantor does not guarantee the obligations of the Company under any Debt of the Company and that such other guarantees have been released other than through discharges as a result of payment by such Subsidiary Guarantor on such guarantees;

provided, however, that in the case of clauses (a) and (b) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company and (ii) such sale or disposition is otherwise permitted by this Indenture.

In each such case, prior to release and discharge of such Subsidiary Guaranty, the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that, as required by Section 11.04, all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

Upon being provided an Officers’ Certificate and an Opinion of Counsel complying with this Section 10.07, the Trustee shall execute any documents reasonably requested by the Company evidencing such release.

Section 10.08  Contribution.  Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

MISCELLANEOUS

Section 11.01.  Trust Indenture Act of 1939.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02.  Notices.  Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing, (c) if sent by a national courier service that provides next day delivery, the next Business Day, or (d) as between the Company or any Subsidiary Guarantor and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company or any Subsidiary Guarantor:

Valmont Industries, Inc.
One Valmont Plaza
Omaha, Nebraska 68154
Telecopy: (402) 963-1095
Attention:  Terry McClain

if to the Trustee:

Wells Fargo Bank, National Association
230 W. Monroe Street
Chicago, Illinois 60606

Telecopy: (312) 726-2158
Attention: Corporate Trust Services

The Company, the Subsidiary Guarantors or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be sufficiently given to Holders of any Unregistered Securities, by publication at least once in an Authorized Newspaper in The City of New York, or with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits at least once in an Authorized Newspaper in London, and by mailing to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee and to Holders of Registered Securities by mailing to such Holders at their addresses as they shall appear on the Security Register.  Notice mailed shall be sufficiently given if so mailed within the time prescribed.  Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 11.03.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.04.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.04) shall include:

(a)           a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.05.  Evidence of Ownership.  The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.  The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory.  Each such certificate shall be dated and shall state that on the date thereof a Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate.  Any such certificate may be issued in respect of one or more Unregistered Securities specified therein.  The holding by the person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced or (2) the Security specified in such certificate shall be produced by some other Person, or (3) the Security specified in such certificate shall have ceased to be outstanding.  Subject to Article 7, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 11.06.  Rules by Trustee, Paying Agent or Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.07.  Payment Date Other Than a Business Day.  Except as otherwise provided with respect to a series of Securities, if any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 11.08.  Governing Law.  The laws of the State of New York shall govern this Indenture and the Securities.

Section 11.09.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company.  Any such indenture or agreement may not be used to interpret this Indenture.

Section 11.10.  Successors.  All agreements of the Company or any Subsidiary Guarantor in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.  Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.12.  Separability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13.  Table of Contents, Headings, Etc.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 11.14.  Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security or any coupons appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company, any Subsidiary Guarantor or of any successor, either directly or through the Company, any Subsidiary Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons appertaining thereto by the holders thereof and as part of the consideration for the issue of the Securities and the coupons appertaining thereto.

Section 11.15.  Judgment Currency.  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 11.16.  Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE SUBSIDIARY GUARANTIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.17.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

VALMONT INDUSTRIES, INC.
as the Company

By:	/s/ Terry J. McClain
	Name:	Terry J. McClain
	Title:	Senior Vice President & Chief Financial Officer

PIROD, INC.
as a Subsidiary Guarantor

By:	/s/ Terry J. McClain
	Name:	Terry J. McClain
	Title:	Chief Financial Officer

VALMONT COATINGS, INC.
as a Subsidiary Guarantor

By:	/s/ Terry J. McClain
	Name:	Terry J. McClain
	Title:	President

VALMONT NEWMARK, INC.
as a Subsidiary Guarantor

By:	/s/ Terry J. McClain
	Name:	Terry J. McClain
	Title:	Executive Vice President

Signed sealed and delivered by Valmont Queensland Pty Ltd ACN 142 183 800 in accordance with s127 of the Corporations Act 2001 (Cth) in the presence of:	VALMONT QUEENSLAND PTY LTD. as a Subsidiary Guarantor

	By:	/s/ E. Robert Meaney
		Name:	E. Robert Meaney
		Title:	Director

	By:	/s/ Roger Andrew Massey
		Name:	Roger Andrew Massey
		Title:	Director

Signed sealed and delivered by Valmont Group Pty Ltd ACN 142 189 295 in accordance with s127 of the Corporations Act 2001 (Cth) in the presence of:	VALMONT GROUP PTY LTD. as a Subsidiary Guarantor

	By:	/s/ E. Robert Meaney
		Name:	E. Robert Meaney
		Title:	Director

	By:	/s/ Roger Andrew Massey
		Name:	Roger Andrew Massey
		Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
as the Trustee

	By:	/s/ Gregory S. Clarke
		Name:	Gregory S. Clarke
		Title:	Vice President